Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. announces third quarter 2017 results

Net revenues grow 4.3% with comparable brand revenue growth of 3.3%

Diluted EPS grows 8% to $0.84

Raises full-year revenue guidance

San Francisco, CA, November 16, 2017 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third fiscal quarter ended October 29, 2017 (“Q3 17”) versus the third fiscal quarter ended October 30, 2016 (“Q3 16”).

3rd QUARTER 2017 RESULTS

•

Q3 17 net revenues grew 4.3% to $1.299 billion versus $1.245 billion in Q3 16 with comparable brand revenue growth of 3.3%. Net revenues reflect an estimated $7.0 million impact of lost sales (or approximately 60 basis points) associated with the hurricanes in Texas, Florida and Puerto Rico.

•

Q3 17 operating margin was 8.5% versus 8.8% in Q3 16. Excluding severance-related reorganization charges, non-GAAP operating margin was 8.9% in Q3 16 (see Note 1 in Exhibit 1). See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin.

•

Q3 17 diluted earnings per share (“EPS”) was $0.84, reflecting an unfavorable impact of approximately $0.02 from the impact of lost sales associated with the hurricanes, versus $0.78 in Q3 16. Excluding severance-related reorganization charges, non-GAAP EPS was $0.79 in Q3 16 (see Note 1 in Exhibit 1). See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

•	Cash returned to stockholders totaled approximately $95 million, comprising $61 million in stock repurchases and $34 million in dividends.

Laura Alber, President and Chief Executive Officer, commented: “Our third quarter results demonstrate the effectiveness of our strategic priorities to deliver value, quality and excellent customer service. During the quarter, strong execution against our product and digital initiatives drove new customer acquisition and top-line expansion in a competitive and dynamic retail environment. Importantly, our demand during the quarter exceeded or was at least equal to net revenues across all of our brands – most notably in Pottery Barn and PBteen – which is a strong indication of the health of our business. Additionally, our investments in digital innovation and cross-brand services, as well as continued optimization of our supply chain, position us to further differentiate our business and to deliver long-term profitable growth.”

Alber continued, “All of our initiatives are underpinned by our vision to create a high-touch customer service platform that is truly transformational for the home furnishings industry. Our acquisition of Outward, Inc., announced today, will enhance and extend this platform and enable us to create highly engaging and interactive shopping experiences that set a new industry standard.”

Net revenues increased to $1.299 billion in Q3 17 from $1.245 billion in Q3 16.

Comparable brand revenue in Q3 17 grew 3.3% compared to a decline of 0.4% in Q3 16 as shown in the table below:

3rd Quarter Comparable Brand Revenue Growth by Concept*
	Q3 17		Q3 16
Pottery Barn	(0.3%	)	(4.6%	)
Williams Sonoma	2.3%		0.1%
West Elm	11.5%		12.0%
Pottery Barn Kids	0.1%		(1.0%	)
PBteen	3.0%		(10.9%	)
Total	3.3%		(0.4%	)
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue

E-commerce net revenues in Q3 17 increased 6.4% to $690 million from $649 million in Q3 16. E-commerce net revenues generated 53.1% of total company net revenues in Q3 17 and 52.1% of total company net revenues in Q3 16.

Retail net revenues in Q3 17 increased 2.1% to $609 million from $597 million in Q3 16.

Operating margin in Q3 17 was 8.5% compared to 8.8% in Q3 16. Excluding severance-related reorganization charges, non-GAAP operating margin was 8.9% in Q3 16:

•	Gross margin was 35.9% in Q3 17 versus 36.8% in Q3 16.

•

Selling, general and administrative (“SG&A”) expenses were $356 million, or 27.4% of net revenues in Q3 17, versus $348 million, or 28.0% of net revenues in Q3 16. Excluding severance-related reorganization charges of approximately $1.2 million, non-GAAP SG&A expenses were $347 million, or 27.9% of net revenues, in Q3 16.

The effective income tax rate in Q3 17 was 35.3% versus 36.6% in Q3 16. The year-over-year tax rate improvement was primarily driven by the overall mix and level of earnings, as well as the incremental benefits we are seeing from improved profitability across our international operations, which are taxed at a lower tax rate.

EPS in Q3 17 was $0.84 versus $0.78 in Q3 16. Excluding severance-related reorganization charges, non-GAAP EPS was $0.79 in Q3 16.

Merchandise inventories at the end of Q3 17 increased 10.6% to $1.177 billion from $1.064 billion at the end of Q3 16. A large portion of this inventory growth, however, was associated with inventory that is in-transit and not yet received at our distribution centers. The biggest drivers of inventory growth are associated with our higher growth brands, particularly West Elm and Rejuvenation. Based on our estimates, we believe that inventory growth will be relatively in-line with sales growth by the end of the year.

STOCK REPURCHASE PROGRAM

During Q3 17, we repurchased approximately 1.3 million shares of common stock at an average cost of $46.84 per share and a total cost of approximately $61 million. As of October 29, 2017, there was approximately $256 million remaining under our current stock repurchase program.

FISCAL YEAR 2017 FINANCIAL GUIDANCE

4th Quarter 2017 Guidance Financial Highlights
Total Net Revenues (millions)	$1,610 – $1,675
Comparable Brand Revenue Growth	2% – 6%
Diluted EPS	$1.49 – $1.64

Fiscal Year 2017 Financial Guidance
Total Net Revenues (millions)	$5,225 – $5,290
Comparable Brand Revenue Growth	2% – 4%
Non-GAAP Operating Margin*	9.0% – 9.2%
Non-GAAP Diluted EPS*	$3.45 – $3.60
Income Tax Rate	35.0% – 36.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195

*    Excludes certain items affecting comparability. See Notes 1 and 2 in Exhibit 1. Including these items, GAAP operating margin guidance would be 8.9% to 9.1%. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

Store Opening and Closing Guidance by Retail Concept*
	FY 2016 ACT	FY 2017 GUID
	Total	New	Close	End
Williams Sonoma	234	4	(9)	229
Pottery Barn	201	8	(6)	203
West Elm	98	10	(2)	106
Pottery Barn Kids	89	-	(4)	85
Rejuvenation	7	1	-	8
Total	629	23	(21)	631

*   Included in the FY 16 store count are 19 stores in Australia and one store in the UK. FY 17 guidance includes one additional UK store, and does not reflect the temporary store closures due to the hurricanes.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 16, 2017, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating income, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of severance-related charges in Q1 16, Q3 16 and Q1 17, a one-time favorable tax adjustment associated with intercompany transactions in Q4 16, and tax expense related to the adoption of new accounting rules related to stock-based compensation in Q1 17. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our actual results and Q4 17 and FY 17 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: the progress on our strategic initiatives; our growth drivers; our future financial guidance, including Q4 17 and FY 17 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 17; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of potential corporate tax reform; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2017, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and retail stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East, the Philippines and South Korea, and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended October 29, 2017 and October 30, 2016

(Dollars and shares in thousands, except per share amounts)

	3rd Quarter
	2017		2016
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$690,045	53.1%	$648,743	52.1%
Retail net revenues	609,291	46.9	596,642	47.9

Net revenues	1,299,336	100.0	1,245,385	100.0
Cost of goods sold	832,269	64.1	787,162	63.2

Gross profit	467,067	35.9	458,223	36.8
Selling, general and administrative expenses	356,254	27.4	348,244	28.0

Operating income	110,813	8.5	109,979	8.8
Interest expense, net	594	—	488	—

Earnings before income taxes	110,219	8.5	109,491	8.8
Income taxes	38,906	3.0	40,113	3.2

Net earnings	$71,313	5.5%	$69,378	5.6%

Earnings per share (EPS):
Basic	$0.84		$0.78
Diluted	$0.84		$0.78
Shares used in calculation of EPS:
Basic	84,940		88,382
Diluted	85,384		89,144

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirty-nine weeks ended October 29, 2017 and October 30, 2016

	Year-to-Date
	2017		2016
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$1,901,348	52.6%	$1,824,660	52.1%
Retail net revenues	1,711,101	47.4	1,677,571	47.9

Net revenues	3,612,449	100.0	3,502,231	100.0
Cost of goods sold	2,326,911	64.4	2,240,952	64.0

Gross profit	1,285,538	35.6	1,261,279	36.0
Selling, general and administrative expenses	1,030,667	28.5	1,004,499	28.7

Operating income	254,871	7.1	256,780	7.3
Interest expense, net	974	—	587	—

Earnings before income taxes	253,897	7.0	256,193	7.3
Income taxes	90,112	2.5	95,433	2.7

Net earnings	$163,785	4.5%	$160,760	4.6%

Earnings per share (EPS):
Basic	$1.90		$1.81
Diluted	$1.89		$1.79
Shares used in calculation of EPS:
Basic	86,111		88,906
Diluted	86,582		89,764

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Oct. 29, 2017	Jan. 29, 2017	Oct. 30, 2016
Assets
Current assets
Cash and cash equivalents	$90,779	$213,713	$75,381
Accounts receivable, net	92,282	88,803	96,386
Merchandise inventories, net	1,176,941	977,505	1,063,747
Prepaid catalog expenses	22,992	23,625	25,329
Prepaid expenses	65,326	52,882	74,195
Other assets	12,141	10,652	12,176

Total current assets	1,460,461	1,367,180	1,347,214

Property and equipment, net	931,131	923,283	918,020
Deferred income taxes, net	131,793	135,238	136,558
Other assets, net	56,999	51,178	51,540

Total assets	$2,580,384	$2,476,879	$2,453,332

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$470,783	$453,710	$450,144
Accrued salaries, benefits and other liabilities	103,349	130,187	111,445
Customer deposits	288,569	294,276	289,737
Borrowings under revolving line of credit	170,000	-	125,000
Income taxes payable	48,865	23,245	1,122
Other liabilities	55,985	59,838	53,423

Total current liabilities	1,137,551	961,256	1,030,871

Deferred rent and lease incentives	195,220	196,188	192,948
Other long-term obligations	75,439	71,215	70,031

Total liabilities	1,408,210	1,228,659	1,293,850

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 84,478, 87,325 and 88,014 shares issued and outstanding at October 29, 2017, January 29, 2017 and October 30, 2016, respectively	845	873	881
Additional paid-in capital	557,198	556,928	547,513
Retained earnings	623,170	701,702	623,243
Accumulated other comprehensive loss	(8,314)	(9,903)	(10,772)
Treasury stock, at cost	(725)	(1,380)	(1,383)

Total stockholders’ equity	1,172,174	1,248,220	1,159,482

Total liabilities and stockholders’ equity	$2,580,384	$2,476,879	$2,453,332

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirty-nine weeks ended October 29, 2017 and October 30, 2016

(Dollars in thousands)

	Year-to-Date
	2017	2016
Cash flows from operating activities
Net earnings	$163,785	$160,760
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	135,473	127,745
Loss on disposal/impairment of assets	1,299	1,852
Amortization of deferred lease incentives	(18,987)	(18,789)
Deferred income taxes	(11,884)	(14,461)
Tax benefit related to stock-based awards	15,439	23,571
Excess tax benefit related to stock-based awards	-	(4,817)
Stock-based compensation expense	30,164	37,975
Other	(416)	(647)
Changes in:
Accounts receivable	(2,341)	(17,400)
Merchandise inventories	(197,757)	(82,410)
Prepaid catalog expenses	633	3,591
Prepaid expenses and other assets	(20,001)	(29,205)
Accounts payable	7,544	(17,403)
Accrued salaries, benefits and other liabilities	(26,883)	(507)
Customer deposits	(5,815)	(7,445)
Deferred rent and lease incentives	17,000	25,969
Income taxes payable	25,677	(65,915)

Net cash provided by operating activities	112,930	122,464

Cash flows from investing activities:
Purchases of property and equipment	(135,821)	(127,169)
Other	458	370

Net cash used in investing activities	(135,363)	(126,799)

Cash flows from financing activities:
Borrowings under revolving line of credit	170,000	125,000
Repurchases of common stock	(154,321)	(115,167)
Payment of dividends	(101,928)	(100,854)
Tax witholdings related to stock-based awards	(14,836)	(26,518)
Excess tax benefit related to stock-based awards	-	4,817
Proceeds related to stock-based awards	-	1,532
Other	(20)	(48)

Net cash used in financing activities	(101,105)	(111,238)

Effect of exchange rates on cash and cash equivalents	604	(2,693)
Net decrease in cash and cash equivalents	(122,934)	(118,266)
Cash and cash equivalents at beginning of period	213,713	193,647

Cash and cash equivalents at end of period	$90,779	$75,381

Exhibit 1

(Unaudited)

Reconciliation of 3rd Quarter GAAP to Non-GAAP Operating Income and Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q3 17	Q3 16	Q3 17	Q3 16	Q3 17	Q3 16	Q3 17	Q3 16
Net Revenues	$690,045	$648,743	$609,291	$596,642	$-	$-	$1,299,336	$1,245,385
GAAP Operating Income/(Expense)	142,865	150,164	42,804	47,080	(74,856)	(87,265)	110,813	109,979
GAAP Operating Margin	20.7%	23.1%	7.0%	7.9%	(5.8%)	(7.0%)	8.5%	8.8%

Severance-related Charges (1)	-	-	-	-	-	1,185	-	1,185
Non-GAAP Operating Income/(Expense) (5)	$142,865	$150,164	$42,804	$47,080	$(74,856)	$(86,080)	$110,813	$111,164
Non-GAAP Operating Margin (5)	20.7%	23.1%	7.0%	7.9%	(5.8%)	(6.9%)	8.5%	8.9%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 17 ACT	Q2 17 ACT	Q3 17 ACT	Q4 17 GUID	FY 17 GUID
2017 GAAP Diluted EPS	$0.45	$0.61	$0.84	$1.49 - $1.64	$3.39 - $3.54
Impact of Severance-related Charges(2)	$0.04	-	-	-	$0.04
Unfavorable Tax Impact from the Adoption of New Accounting Rules (3)	$0.02	-	-	-	$0.02
2017 Non-GAAP Diluted EPS (5)	$0.51	$0.61	$0.84	$1.49 - $1.64	$3.45 - $3.60

	Q1 16 ACT	Q2 16 ACT	Q3 16 ACT	Q4 16 ACT	FY 16 ACT
2016 GAAP Diluted EPS	$0.44	$0.58	$0.78	$1.63	$3.41
Impact of Severance-related Charges(1)	$0.09	-	$0.01	-	$0.10
One-time Favorable Tax Adjustment(4)	-	-	-	($0.08)	($0.08)
2016 Non-GAAP Diluted EPS (5)	$0.53	$0.58	$0.79	$1.55	$3.43

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Jul. 30, 2017	Openings	Closings***	Oct. 29, 2017	Oct. 30, 2016	Oct. 29, 2017	Oct. 30, 2016
Williams Sonoma	234	1	(2)	233	241	6,700	6,600
Pottery Barn	204	1	(3)	202	202	13,900	13,800
West Elm	101	5	(1)	105	97	13,100	13,300
Pottery Barn Kids	88	-	-	88	89	7,400	7,500
Rejuvenation	8	-	-	8	6	8,800	9,300
Total	635	7	(6)	636	635	10,200	10,000

	Jul. 30, 2017	Oct. 29, 2017	Oct. 30, 2016
Total store selling square footage	3,998,000	4,031,000	3,966,000
Total store leased square footage	6,428,000	6,468,000	6,381,000

***	Q3 17 closings include two Williams Sonoma, two Pottery Barn and one West Elm temporary closures in Puerto Rico and Florida due to hurricanes in these areas. These stores are expected to reopen in Q4 17.

Notes:

(1)	During Q1 16 and Q3 16 we incurred severance-related reorganization charges due to headcount reduction primarily in our corporate functions totaling approximately $13 million, or $0.09 per diluted share, and $1 million, or $0.01 per diluted share, respectively. These charges were recorded as SG&A expense within the unallocated segment.
(2)	During Q1 17 we incurred severance-related charges associated with the previously announced departure of the former President of the Pottery Barn brands, as well as other severance-related charges, of approximately $6 million, or $0.04 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(3)	During Q1 17 we incurred tax expense of approximately $1 million, or $0.02 per diluted share, associated with the adoption of new accounting rules related to stock-based compensation.
(4)	During Q4 16 we incurred a benefit of approximately $8 million, or $0.08 per diluted share, related to a one-time tax adjustment associated with intercompany transactions.
(5)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our actual results and Q4 17 and FY 17 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.